Exhibit 10.14

[***] INDICATES THE PORTION OF THIS EXHIBIT THAT HAS BEEN OMITTED BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

Second Amendment to Master Supply Agreement Amendment

This Master Supply Agreement amendment (this “Second Amendment”) is made February 8, 2022 (the “Second Amendment Effective Date”) by Beyond Meat, Inc. (“Beyond Meat”), and PURIS Proteins, LLC (“Manufacturer”) and amends and supplements the Master Supply Agreement dated December 21, 2018 by the parties, as amended from time to time (the “Agreement”). Unless otherwise defined in this Second Amendment, capitalized terms used in this Second Amendment shall have the meaning ascribed to them in the Agreement. As of the Second Amendment Effective Date, all references to the Agreement shall mean the Agreement as amended.

The Parties amend and supplement the Agreement as follows:

1.Section 1 is amended by replacing the words “December 31, 2021” with “December 31, 2022”.

2.Section 3.1 is deleted in its entirety and replaced with the following:

3.1 Planning Profile. Supplier and Beyond Meat have agreed on the planning profile set forth in Section 7 of the Second Amendment.

3.A new Section 3.9 is added to the Agreement as follows:

Supplier will maintain an appropriate safety stock to supply the Goods in Quarterly Purchase Orders (as defined in Section 7 below.

4.A new Section 4.2. is added to the Agreement as follows:

Supplier and Beyond Meat agree to work together in good faith using commercially reasonable efforts to reduce the unit price for Goods by a minimum of [***] in each year during the Term through mutually beneficial cost reduction initiatives. Such cost improvements will equitably attributed and take effect immediately upon actual realization of the improvements.

5.Section 5.2 is deleted in its entirety.

6.Section 9.3 is deleted in its entirety and replaced with the following:

9.3 Effect of Termination. Upon the termination of this Agreement, Supplier will cease work, and unless Supplier terminated the Agreement due to Beyond Meat’s breach pursuant to Section 9.1, Supplier will deliver to Beyond Meat all completed Goods and Beyond Meat will pay Supplier the price provided in any Quarterly Purchase Order for all Goods which have been completed prior to the date of notice of termination and which are accepted by Supplier. If Supplier terminates the Agreement due to Beyond Meat’s breach pursuant to Section 9.1 or if Beyond Meat terminates the Agreement without cause, (i) Supplier will deliver to Beyond Meat all completed Goods for which Beyond Meat prepays Supplier, and (ii) Beyond Meat will pay Supplier an amount equal to the difference between the volume of Goods Beyond Meat purchased during the then current Quarter and the Binding Quarterly Volume multiplied by the Binding Quarterly Price.

7.The parties agree that the Contract Volumes specified in Exhibit A for 2019, 2020 and 2021 are waived, and Supplier has no obligation to supply and Beyond Meat has no obligation to purchase the Contract Volumes for these years. Exhibit A is replaced in total with the following:

Planning Profile. The parties agree to the following Estimated Volumes and price of Goods in accordance with the Specifications as specified in the table below:

Contract Year	Estimated Volume and Price (FCA PURIS Facility)

2022	First Quarter (Jan 1 – Mar 31) – [***]
Second Quarter (Apr 1 – Jun 30) – [***]
Third Quarter (Jul 1-Sep 30) – [***]
Fourth Quarter (Oct 1 – Dec 31) – [***]

The Estimated Volumes and Prices for the First Quarter of 2022 will become binding upon the execution of this Second Amendment. The Estimated Volumes and Prices for the remaining three quarters of 2022 are non-binding and are only intended to represent Beyond Meat’s good faith estimate of the volume of Goods required and Supplier’s good faith estimate of the volume of Goods and price at which it can supply the Goods during such periods. The parties will attempt in good faith to mutually agree in a document signed by both parties on the binding volume of Goods, the Price, and an estimated delivery schedule for each calendar quarter in accordance with the below (each such commitment a “Binding Quarterly Commitment”).

The parties agree that [***] prior to the beginning of the Second Quarter, the parties will attempt in good faith to mutually agree on the Binding Quarterly Commitment for the Second Quarter. Subject to the parties’ agreement on a Second Quarter Binding Quarterly Commitment, (i) all purchase orders for Goods to be delivered in the first month of the Second Quarter must be placed with [***] lead time; and (ii) all purchase orders for Goods to be delivered in the second and third months of the Second Quarter must be placed with [***] lead time.

The parties agree that [***] prior to the beginning of the Third and Fourth Quarters, the parties will attempt in good faith to mutually agree on the Binding Quarterly Commitment for the respective quarters. Subject to the parties’ agreement on a Binding Quarterly Commitment for each applicable quarter, (i) all purchase orders for Goods to be delivered in the first month of the applicable quarter must be placed with [***] lead time; and (ii) all purchase orders for Goods to be delivered in the second and third months of the Third and Fourth Quarters, respectively, must be placed with [***] lead time.

Beyond Meat is obligated to purchase the Goods in accordance with the Binding Quarterly Commitment and applicable lead times set forth above (“Quarterly Purchase Orders”). Supplier is obligated to supply the Goods in accordance with the Binding Quarterly Commitment and applicable lead times set forth above. If Beyond Meat requests any Goods in excess of the Binding Quarterly Commitment in any given Quarter, Supplier may at its option supply such Goods provided the parties mutually agree on a price and delivery date for the excess volume [***]. In the event the parties are unable to mutually agree on the Binding Quarterly Commitment for the next quarter, this Agreement may be terminated by either party by written notice to the other party, effective as of the last day of the then current quarter.

[***]

8.Effect of Amendment: Except as amended by this Second Amendment, the terms of the Agreement remain in full force and effect. In the event of any conflict between the terms and conditions of this Second Amendment and the terms and conditions of the Agreement, the terms and conditions of this Second Amendment shall prevail.

9.Signature, Counterparts, and Delivery. The parties agree that this Second Amendment may be signed with an electronic signature and that an electronic signature has the same legal effect as a manual signature. Each person signing this Second Amendment states that he or she is duly authorized and has legal capacity to sign and deliver this Second Amendment. This Second Amendment may be signed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same amendment. This Second Amendment will become effective when counterparts have been signed by each of the parties and delivered to the other parties; it being understood that all parties need not sign the same counterpart. The counterparts of this amendment may be made by facsimile transmission, by electronic mail in "portable document format" (".pdf") form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by a combination of these methods.

The Parties have executed and delivered this Second Amendment as of the Second Amendment Effective Date.

Beyond Meat, Inc.                    PURIS Proteins, LLC
Signature: /s/ Doug Ramsey                Signature: /s/ Tyler Lorenzen
Print Name: Doug Ramsey                    Print Name: Tyler Lorenzen
Title: COO                        Title: CEO